Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Savings and Retirement Plan for Teammates of Owens & Minor, Inc. (the “Plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erika T. Davis, Plan Administrator, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Erika T. Davis

Erika T. Davis

Plan Administrator

June 30, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to the Savings and Retirement Plan for Teammates of Owens & Minor, Inc. (the “Plan”) and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.